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                                                              EXHIBIT 23.1




                      CONSENT OF COOPERS & LYBRAND, L.L.P.
                              INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Prospectus and Registration Statement on Form S-8 of Lason, Inc., pertaining to the registration of 1,000,000 shares of Common Stock with respect to the Lason, Inc. 1995 Stock Option Plan and 12,500 shares of Common Stock with respect to the option granted to Donald M. Gleklen, of our report dated March 31, 1996, except for
Note 6, as to which the date is July 10, 1996 and Note 15, as to which the date is August 16, 1996, on our audit of the consolidated financial statements and financial statement schedule of Lason, Inc.; of our report dated March 17, 1995, on our audits of the financial statements of Lason Systems, Inc.; of our report dated June 28, 1996, except for Note 6, as to which the date is July 16, 1996, on our audit of the financial statements of Great Lakes Micrographics Corporation; of our report dated July 17, 1996, except for Note 10, as to which the date is August 6, 1996, on our audits of the financial statements of National Reproductions Corp., included int he Registration Statement on Form S-1, as amended, of Lason, Inc., Commission File No. 333-09799.



December 19, 1996                 Coopers & Lybrand, L.L.P.

                                   /s/ Coopers & Lybrand, L.L.P.
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